EXHIBIT 10.17

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (the “Amendment”) is entered into as of August 20, 2004, by and between Joseph Masters (the “Employee”) and URS Corporation, a Delaware corporation (the “Company”), to amend the Employment Agreement entered into between the parties as of September 8, 2000, as amended by the Amendment to Employment Agreement dated August 11, 2003 (the “Employment Agreement”), as follows (capitalized terms in this Amendment are used as defined in the Employment Agreement unless otherwise required by the context):

          1. The second sentence of Section 6(c) of the Employment Agreement is amended to read in full as follows:

“Notwithstanding the preceding sentence, if either (i) at anytime during the period from June 1, 2005 through August 27, 2005, the Employee voluntarily resigns his employment for any reason, or (ii) at anytime during the period from August 27, 2003 through August 27, 2005, the Company terminates the Employee’s employment for any reason, then the Employee shall be entitled to receive the Change in Control Payment and such Severance Benefits.”

          2. Except as so amended, the Employment Agreement remains in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Joseph Masters

Joseph Masters

URS Corporation, A Delaware corporation
By:	/s/ Martin M. Koffel

Name: Martin M. Koffel
Title: Chairman and Chief Executive Officer